EXHIBIT (32)

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Peoples Bancorp of North Carolina, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best knowledge of the undersigned:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 21, 2014	/s/ Lance A. Sellers
Date	Lance A. Sellers
Chief Executive Officer

March 21, 2014	/s/ A. Joseph Lampron, Jr.
Date	A. Joseph Lampron, Jr.
Chief Financial Officer